UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 6, 2009

SOUTHWEST IOWA RENEWABLE ENERGY, LLC
(Exact name of registrant as specified in its charter)

IOWA	000-53041	20-2735046
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Identification Employer No.)

10868 189th Street, Council Bluffs, Iowa	51503
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(712) 366-0392

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

        Item 1.01  Entry into a Material Definitive Agreement.

On March 2, 2009, Southwest Iowa Renewable Energy, LLC (the “Company”) amended the terms of its bridge loan (the “Bridge Loan”) with Commerce Bank, N.A. (the “Bridge Lender”) originally dated March 7, 2008, and amended arrangements with the Company’s key equity holders and operational partners, ICM, Inc. (“ICM”) and Bunge North America, Inc. (“Bunge”) respecting the Bridge Loan.  In connection with the above, the Company made the following arrangements:

● The Bridge Lender increased the principal amount of the Bridge Loan, which was originally $36,000,000 (the “Original Bridge Loan Amount”), to an aggregate principal amount of up to $36,600,000 (the “New Bridge Loan Amount”), and postponed the maturity date of the Bridge Loan to September 1, 2010 (the “New Maturity Date”).  In connection with the same, the Company executed and delivered to the Bridge Lender a Promissory Note dated as of the same date in the principal amount of the New Bridge Loan Amount, which replaced the existing note for the Original Bridge Loan Amount.

● Previously, on March 7, 2008, in connection with the Bridge Loan, Bunge caused its bank to issue a letter of credit in the amount equal to 76% of the Original Bridge Loan Amount in favor of the Bridge Lender (the “Bunge LC”), and ICM caused its lender to similarly issue a letter of credit in the amount equal to 24% of the Original Bridge Loan Amount in favor of the Bridge Lender (the “ICM LC”).  On March 2, 2009, Bunge N.A. Holdings, Inc. (“Bunge Holdings”) was substituted for Bunge respecting this obligation, and Bunge Holdings replaced the Bunge LC with a pledge of a Money Market Deposit Account in the amount of $27,816,000 (the “Bunge Holdings Cash Collateral”), which is 76% of the New Bridge Loan Amount and serves as Bunge Holdings’ partial security for repayment of the Bridge Loan.  Also on March 2, 2009, ICM amended the ICM LC by increasing the amount thereof to $8,784,000, which is 24% of the New Bridge Loan Amount.

● The Company also entered into a First Amendment to Series C Unit Issuance Agreement with ICM (the “ICM Amendment”) and a First Amendment to Series E Issuance Agreement with Bunge Holdings (the “Bunge Holdings Amendment”).  The ICM Amendment amends the Series C Unit Issuance Agreement between the Company and ICM dated March 7, 2008 (the “Series C Agreement”).  Under the Bunge Holdings Amendment, Bunge assigned its rights and obligations under the Series E Unit Issuance Agreement between the Company and Bunge dated March 7, 2008 (the “Series E Agreement”) to Bunge Holdings.

● Under the ICM Amendment, the Company agreed to pay ICM a fee for the issuance of the ICM LC equal to 6% per annum of the undrawn face amount of the ICM LC, which is payable either in cash or in Series C Units (based on the per Unit price described below) on the New Maturity Date.  In the event that, on the New Maturity Date, the ICM LC is drawn upon or if ICM makes any payment to the Bridge Lender that reduces the amount owed by the Company under the Bridge Loan (an “ICM Bridge Loan Payment”), the ICM Amendment provides that the Company will immediately reimburse ICM for the amount of such ICM Bridge Loan Payment by issuing Units to ICM, as further described below.  Under the Bunge Holdings Amendment, the Company agreed to pay Bunge Holdings a fee for Bunge Holdings’ pledge of the Bunge Holdings Cash Collateral, equal to 6% per annum on the aggregate amount of the Bunge Holdings Cash Collateral, which is payable either in cash or in Series E Units (based on the per Unit price described below).  In the event that, on the New Maturity Date, Bunge Holdings makes any payment to the Bridge Lender (either directly or through the Bridge Lender utilizing the Bunge Holdings Cash Collateral) that reduces the amount owed by the Company under the Bridge Loan (a “Bunge Holdings Bridge Loan Payment”), the Bunge Holdings Amendment provides that the Company will immediately reimburse Bunge Holdings for the amount of such Bunge Holdings Bridge Loan Payment by issuing Units to Bunge Holdings, as further described below. In the event the Bridge Lender draws against the ICM LC and Bunge Holdings Cash Collateral, the amounts drawn will reduce the Bunge Holdings Cash Collateral and ICM LC proportionately—initially, 76% and 24%, respectively.  As the Company repays the principal of the Bridge Loan, the ICM LC’s stated amount and the Bunge Holdings Cash Collateral account will be reduced, respectively, in the same proportion.

● Under the ICM Amendment, if ICM makes an ICM Bridge Loan Payment, the Company will immediately issue Series C Units to ICM based on a Unit price that is equal to the lesser of $3,000 or one half (1/2) of the lowest purchase price paid by any party for a Unit who acquired (or who has entered into any agreement, instrument or document to acquire) such Unit after the date of the Series C Agreement but prior to the date of any ICM Bridge Loan Payment made by ICM.  The ICM Amendment further provides that ICM will have the right to purchase its pro rata share of any Units issued by the Company at any time after the date of the Series C Agreement.  Moreover, if at any time prior to the New Maturity Date, ICM desires prepay any portion of the New Bridge Loan Amount, it may elect to acquire Series C Units and have the proceeds of such investment applied as a prepayment to the Bridge Lender (the “ICM Bridge Loan Prepayment”).  In such case, ICM must provide the Company and Bunge Holdings with at least thirty (30) days’ prior written notice of the same, and the notice must state the proposed date on which ICM desires to pay the ICM Bridge Loan Prepayment (the “Prepayment Date”) and the amount thereof (which must be in an amount equal to (1) a minimum of $1,000,000 and in $250,000 increments thereafter or (2) the then-current maximum liability under the ICM LC).  At any time prior to the Prepayment Date, the Company may make a payment to the Bridge Lender in an amount equal to all or any portion of the ICM Bridge Loan Prepayment amount or Bunge Holdings may deliver to the Bridge Lender cash collateral or a letter of credit for the benefit of the Bridge Lender in an amount equal to all or any portion of the ICM Bridge Loan Prepayment amount.  If Bunge Holdings elects to exercise its option, the Company will immediately issue Series E Units to Bunge Holdings based on a Unit price described below.  In the event neither the Company nor Bunge Holdings elects to exercise its respective option, the Company must issue the Series C Units to ICM for the ICM Bridge Loan Prepayment and apply the proceeds thereof as a payment to the Bridge Lender.  In the event ICM acquires additional Series C Units in this fashion and receives an offer from a third party to purchase such Series C Units prior to the New Maturity Date, the Company and Bunge Holdings are granted a right of first refusal to purchase such Series C Units under the same terms and conditions contemplated under such proposed transfer.  In connection with any sale of such Series C Units by ICM prior to the New Maturity Date, any consideration received in excess of $3,500 per unit must be immediately paid to the Company.

● Under the Bunge Holdings Amendment, if Bunge Holdings makes a Bunge Holdings Bridge Loan Payment, the Company will immediately issue Series E Units to Bunge Holdings based on a Unit price that is equal to the lesser of $3,000 or one half (1/2) of the lowest purchase price paid by any party for a Unit who acquired (or who has entered into any agreement, instrument or document to acquire) such Unit after the date of the Bunge Holdings Amendment but prior to the date of any Bunge Holdings Bridge Loan Payment.  The Bunge Holdings Amendment further provides that Bunge Holdings will have the right to purchase Bunge’s pro rata share of any Units issued by the Company at any time after the date of the Bunge Holdings Amendment.

Item 3.02. Unregistered Sales of Equity Securities.

Currently, Bunge Holdings does not own any units of the Company.  Under the Bunge Holdings Amendment, if Bunge Holdings makes a Bunge Holdings Bridge Loan Payment, the Company will immediately issue Series E Units to Bunge Holdings based on a Unit price that is equal to the lesser of $3,000 or one half (1/2) of the lowest purchase price paid by any party for a Unit who acquired (or who has entered into any agreement, instrument or document to acquire) such Unit after the date of the Bunge Holdings Amendment but prior to the date of any Bunge Holdings Bridge Loan Payment.  For example, if Bunge Holdings makes a Bunge Holdings Bridge Loan Payment equal to $27,816,000 (which is equal to 76% of the New Bridge Loan Amount), the Company would issue Bunge Holdings 9,272 Series E Units.

The offerings made under the Series C Agreement, the ICM Amendment, the Series E Agreement and the Bunge Holdings Amendment were made under the registration exemption provided for in Section 4(2) of the Securities Act of 1933 (the “Securities Act”).  With respect to these exemptions, neither the Company, nor any person acting on the Company's behalf, offered or sold the securities by means of any form of general solicitation or advertising.  Prior to making any offer or sale in connection with the offerings, the Company had reasonable grounds to believe and believed that each prospective investor (i) was capable of evaluating the merits and risks of the investment, (ii) was able to bear the economic risk of the investment, (iii) was provided with the opportunity to ask questions of the Company’s management respecting the Company’s business plans and finances,  (iv) received access to all material Company contracts and agreements, and (v) possessed the requisite experience in business and financial matters to enable them to appreciate the risks of investing in the Units.  The Company further had reason to believe that purchaser was purchasing for investment for such purchaser’s own account.

Item 5.01.  Changes in Control of Registrant.

Currently, Bunge Holdings does not own any units of the Company.  In the event Bunge Holdings is issued sufficient amounts of Series E Units pursuant to either the ICM Amendment or the Bunge Holdings Amendment in the manner discussed above, such event would trigger a realignment of the directorship of the Company.  Under Section 5.3 of the Company’s Second Amended and Restated Operating Agreement, as amended, and effective March 7, 2008 (the “Operating Agreement”), (a) if a holder of Series E Units holds at least twenty percent (20%) of the total outstanding Units of the Company, such holder is entitled to appoint one (1) director, (b) if a holder of Series E Units holds at least thirty percent (30%) of the total outstanding Units of the Company, such holder is entitled to appoint two (2) directors, and (c) if a holder of Series E Units holds at least forty percent (40%) of the total outstanding Units of the Company, such holder is entitled to appoint three (3) directors.  Under Article V of the Operating Agreement, the maximum number of directors of the Company is seven (7).  Thus, if Bunge Holdings is issued sufficient Series E Units such that it holds at least forty percent (40%) of the total outstanding Units of the Company, since Bunge would also be entitled to appoint one (1) director pursuant to Section 5.3(b) of the Operating Agreement, Bunge Holdings and Bunge -- as affiliates -- would together be able to appoint a majority of the directors to the board.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Series C Units and Series E Units of the Company hold rights, powers and preferences as set forth in the Operating Agreement.  Each of the ICM Amendment and the Bunge Holdings Amendment amends those rights, powers and preferences in the manner described in Item 1.01 -- Entry into a Material Definitive Agreement.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

10.1	Promissory Note, dated March 2, 2009 executed by Southwest Iowa Renewable Energy, LLC in favor of Commerce Bank, N.A.
10.2	First Amendment to Series C Unit Issuance Agreement dated March 2, 2009 between Southwest Iowa Renewable Energy, LLC and ICM, Inc.
10.3	First Amendment to Series E Unit Issuance Agreement dated March 2, 2009 between Southwest Iowa Renewable Energy, LLC and Bunge N.A. Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST IOWA RENEWABLE ENERGY, LLC

Date: March 6, 2009	By:	/s/ Mark Drake
Mark Drake
President, CEO

Exhibit Index

Exhibit
Number                   Description

10.1                      Promissory Note, dated March 2, 2009 executed by Southwest Iowa Renewable Energy, LLC in favor of Commerce Bank, N.A.

10.2                      First Amendment to Series C Unit Issuance Agreement dated March 2, 2009 between Southwest Iowa Renewable Energy, LLC and ICM, Inc.

10.3                      First Amendment to Series E Unit Issuance Agreement dated March 2, 2009 between Southwest Iowa Renewable Energy, LLC and Bunge N.A. Holdings, Inc.